As filed with the Securities and Exchange Commission on October 26, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TOMI Environmental Solutions, Inc.
(Exact name of registrant as specified in its charter)

Florida	59-1947988
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8430 Spires Way, Suite N
Frederick, Maryland 21701
(800) 525-1698
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Halden S. Shane
Chief Executive Officer
8430 Spires Way, Suite N
Frederick, Maryland 21701
(800) 525-1698

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Albert Lung
Morgan, Lewis & Bockius LLP
1400 Page Mill Road
Palo Alto, CA
(650) 843-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	1,606,888	$1.17	$1,880,058.96	$174.28

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered on this registration statement include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered on this registration statement as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices on the Nasdaq Capital Market on October 22, 2021.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to completion, dated October 26, 2021

PROSPECTUS

TOMI Environmental Solutions, Inc.

1,606,888 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale from time to time by the selling stockholders identified in this prospectus of up to 1,606,888 shares of our common stock issuable upon the exercise of currently outstanding common stock purchase warrants (the “Warrants”). The Warrants were acquired by investors, as to 1,434,721 shares, in connection with our registered direct offering on September 26, 2021 (the “Investor Warrants”), and certain designees of H.C. Wainwright & Co., LLC (“Wainwright”), as to 172,167 shares, in September 2021, which acted as placement agent such offering as of such date (the “Advisor Warrants”), all as further described herein. The investors and the Wainwright designees are referred to in this prospectus as the “selling stockholders.”

For a list of the selling stockholders, please see “Selling Stockholders.” The selling stockholders may sell these shares from time to time in the principal market on which our common stock is traded at the prevailing market price, in negotiated transactions, or through any other means described in the section titled “Plan of Distribution.” We do not know when or in what amount the selling stockholders may offer the securities for sale. The selling stockholders may sell some, all or none of the securities offered by this prospectus. The selling stockholders may be deemed underwriters within the meaning of the Securities Act of 1933, as amended, of the shares of common stock that they are offering. We will pay the expenses of registering these shares. We will not receive proceeds from the sale of our shares by the selling stockholders that are covered by this prospectus. However, we will receive payment of the exercise price upon any exercise of the Advisor Warrants and Investor Warrants to the extent they are exercised on a cash basis, and any such proceeds we receive will be used for general corporate purposes and for working capital.

Our common stock is traded on The NASDAQ Capital Market under the symbol “TOMZ.” On October 25, 2021, the last reported sale price of our common stock as reported on The NASDAQ Capital Market was $[___].

You should understand the risks associated with investing in our common stock. Before making an investment, read the “Risk Factors,” which begin on page 6 of this prospectus.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2021.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed on behalf of the selling stockholders with the Securities and Exchange Commission, or the SEC, to permit the selling stockholders to sell the shares described in this prospectus in one or more transactions. The selling stockholders and the plan of distribution of the shares being offered by them are described in this prospectus under the headings “Selling Stockholders” and “Plan of Distribution.”

As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or its offices described below under the heading “Where You Can Find More Information.”

You should rely only on the information that is contained in this prospectus or that is incorporated by reference into this prospectus. We and the selling stockholders have not authorized anyone to provide you with information that is in addition to or different from that contained in, or incorporated by reference into, this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

The shares of common stock offered by this prospectus are not being offered in any jurisdiction where the offer or sale of such common stock is not permitted. You should not assume that the information contained in, or incorporated by reference into, this prospectus is accurate as of any date other than the date of this prospectus or, in the case of the documents incorporated by reference, the date of such documents, regardless of the date of delivery of this prospectus or any sale of the common stock offered by this prospectus. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Unless otherwise stated or the context otherwise requires, the terms “TOMI,” “TOMI Environmental,” “we,” “us,” “our” and the “Company” refer to TOMI Environmental Solutions, Inc., a Florida corporation.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that should be considered before investing in our securities. Potential investors should read the entire prospectus carefully, including the more detailed information regarding our business provided in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Form 10-K”) incorporated herein by reference, the risks related to our securities discussed under the “Risk Factors” section of the Form 10-K, and our financial statements and the accompanying notes to the financial statements incorporated herein by reference.

Our Company

TOMI Environmental Solutions, Inc. is a global company that specializes in disinfection and decontamination essentials using its premier Binary Ionization Technology platform through the manufacturing, licensing, servicing, and selling of its SteraMist brand of products. SteraMist is a hydrogen peroxide-based mist/fog registered with the U.S. Environmental Protection Agency, or EPA, as a hospital-healthcare and effective broad-spectrum surface disinfectant. Our operating structure consists of five divisions: Hospital-HealthCare, Life Sciences, TOMI Service Network, Commercial and Food Safety. We provide environmental solutions for indoor and outdoor surface and air decontamination.

Investor Warrants

On September 26, 2021, the Company entered into a Securities Purchase Agreement (the “September 2021 SPA”) with certain purchasers pursuant to which the Company issued in a registered direct offering shares of the Company’s Common Stock and, in a separate private placement, warrants (the “Investor Warrants”) to purchase an aggregate of 1,434,721 shares of Common Stock. Each Investor Warrant is exercisable beginning on September 29, 2021, expires five years from the date of issuance and has an exercise price of $1.68 per share of our Common Stock. Each holder of the Investor Warrants will be prohibited, subject to certain exceptions, from exercising Investor Warrants to the extent that immediately prior to or after giving effect to such exercise, the holder, together with its affiliates and other attribution parties, would own more than 4.99% or 9.99% (which percentage is elected at each holder’s discretion prior to the issuance of the Investor Warrant) of the total number of shares of our common stock then issued and outstanding, which percentage may be changed by the holder’s elections to a higher or lower percentage not in excess of 9.99% upon 61 days’ notice to the Company subject to the terms of the Investor Warrant. The Investor Warrants prohibit us from entering into specified transactions involving a change of control, unless the successor entity assumes all of our obligations under the Investor Warrants under a written agreement before the transaction is completed. The Investor Warrants are also subject to redemption by the Company in cash upon a fundamental transaction at the Black-Scholes value of Investor Warrants. The offering of securities issued in September 2021 is herein referred to as the “September 2021 Offering.”

Advisor Warrants

Pursuant to a letter agreement dated September 22, 2021 (the “Engagement Letter”), we engaged Wainwright to act as placement agent in connection with the sale of our securities. Pursuant to the Engagement Letter, we agreed to issue to designees of Wainwright warrants to purchase shares of our Common Stock. In connection with our September 2021 Offering, we issued warrants (the “September Advisor Warrants”) to such designees to purchase an aggregate of 172,167 shares at an exercise price of $2.1781 per share with a term of five years from the commencement of the September 2021 Offering.

Corporate Information

We were incorporated as a Florida corporation on September 18, 1979 under the name Dauphin, Inc. and began our current operations in 2008 following a series of transactions and name changes. On May 14, 2009, we changed our name to TOMI Environmental Solutions, Inc. Our corporate headquarters are located at 8430 Spires Way, Suite N, Frederick, Maryland 21701. Our telephone number is (800) 525-1698. Our website address is www.tomimist.com. The information contained on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

The Offering

Common stock offered by the selling stockholders	1,606,888 shares(1)
Common Stock offered by us	None
Common Stock outstanding	19,680,955 shares(2)
Common Stock to be outstanding after the offering	21,287,843 shares(3)
Nasdaq Capital Market symbol	TOMZ
Use of proceeds
We will not receive any proceeds from the sale of the common stock offered hereby. However, we may receive up to a maximum of approximately $2,410,331 of gross proceeds from the cash exercise of the Investor Warrants (based on an exercise price of $1.68 per share) by selling stockholders, and approximately $374,997 of gross proceeds from the cash exercise of Advisor Warrants (based on a weighted average exercise price of $2.1781 per share), which proceeds we expect to use for general corporate purposes and for working capital. No assurances can be given that all or any portion of the Advisor Warrants or Investor Warrants will ever be exercised. We are required to pay Wainwright, the placement agent in the September 2021 Offering, a cash fee of 6.0% of the gross proceeds from the exercise of the Investor Warrants.

_______________

(1)
Consists of 1,434,721 shares of common stock issuable upon exercise of the Investor Warrants and 172,167 shares of common stock issuable upon exercise of the Advisor Warrants.

(2)
As of September 30, 2021, and excludes:

●
1,606,888 shares of common stock upon exercise of warrants that are the subject of this registration statement,
●
132,500 shares of common stock issuable upon exercise of currently outstanding options to purchase common stock; and
●
1,817,883 shares of common stock issuable upon exercise of currently outstanding warrants to purchase common stock.

(3)
Assumes the exercise of all outstanding Investor Warrants and Advisor Warrants by the selling stockholders and the sale of shares issued upon such exercise.

RISK FACTORS

Investing in our common stock involves certain risks. Before you decide whether to purchase any shares of our common stock, in addition to the other information in this prospectus, you should carefully consider the risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus, as such risk factors may be updated from time to time by our future filings with the SEC. If one or more of these risks materializes, our business, financial condition and results of operations may be adversely affected. In that event, the value of our common stock could decline. The risks that are described in this prospectus or in any document that is incorporated by reference into this prospectus are not the only risks that we face. Additional risks not presently known to us or that we currently believe to be immaterial may also adversely affect our business, financial condition and results of operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may include forward-looking statements that reflect our current views with respect to our research and development activities, business strategy, business plan, financial performance, and other future events. These statements include forward-looking statements both with respect to us, specifically, and our industry sector, in general. We make these statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “estimate,” “may,” “should,” “anticipate,” “will” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

All forward-looking statements involve inherent risks and uncertainties, and there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, those factors set forth in the “Risk Factors” section of this prospectus, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and the accompanying prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or to individuals acting on our behalf are expressly qualified in their entirety by this Note. Before purchasing any of our securities, you should carefully consider all of the factors set forth or referred to in this prospectus that could cause actual results to differ.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholders pursuant to this prospectus. All proceeds from the sale of the shares will be for the account of the selling stockholders. The selling stockholders may sell these shares on The Nasdaq Capital Market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. However, we will receive proceeds upon the cash exercise of the Advisor Warrants and Investor Warrants. If all of the Investor Warrants are exercised at the initial exercise price of $1.68 per share (as to 1,434,721 shares), then we will receive gross proceeds of approximately $2,410,331. If all of the Advisor Warrants are exercised at the weighted average exercise price of $2.1781 per share (as to 172,167 shares), then we will receive gross proceeds of approximately $374,997. Any such proceeds will be used for working capital and general corporate purposes. No assurance can be given, however, that all or any portion of such Warrants will be exercised for cash or otherwise. We are required to pay Wainwright, the placement agent in the September 2021 Offering, a cash fee of 6.0% of the gross proceeds from the exercise of the Investor Warrants.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage or legal services or any other expenses incurred by the selling stockholders in disposing of the shares included in this prospectus. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

SELLING STOCKHOLDERS

Based solely upon information furnished to us, the following table sets forth certain information about the selling shareholders in this offering as of October 20, 2021. Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting or investment power with respect to shares. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The shares of common stock being offered by the selling stockholders are those issuable to the selling stockholders upon exercise of the Investor Warrants and the Advisor Warrants. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.

Under the terms of the Advisor Warrants and Investor Warrants, a selling stockholder may not exercise such Warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99% of the outstanding shares of the Company. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering (1)	Maximum Number of Shares of Common Stock to be sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering	Percentage of Shares Beneficially Owned prior to the Offering (1)
3i, LP (2)	287,342	143,671	143,671	1.46%
Armistice Capital Master Fund Ltd. (3)	1,209,329	889,329	320,000	6.14%
Cavalry Special Ops Fund LLC (4)	129,154	43,041	86,083	*
Cavalry Fund I LP (5)	129,154	43,042	86,083	*
Craig Schwabe (6)	38,522	38,522	0	*
Charles Worthman(6)	1,722	1,722	0	*
Michael Vasinkevich(6)	110,402	110,402	0	*
Noam Rubenstein(6)	21,521	21,521	0	*
Intracoastal Capital, LLC (7)	231,239	143,472	87,767	1.17%
Lind Global Fund, II LP (8)	396,343	172,166	224,177	2.01%
_______________

*
Less than 1%

(1)
Under the terms of the Advisor Warrants and Investor Warrants, the holders do not have the right to exercise the warrants to the extent that, after giving effect to such exercise, the holder (together with its affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of our common stock outstanding immediately after giving effect to such exercise. The number of shares of common stock beneficially owned prior to the offering assumes the maximum number of shares of common stock beneficially owned upon exercise of all shares of common stock subject to warrants assuming the Maximum Percentage does not apply. The total number of issued and outstanding shares of common stock used to calculate the percentages is based on 19,680,955 shares as of October 18, 2021.
(2)
The business address of 3i, LP is 140 Broadway, 38th Floor, New York, NY 10005. 3i, LP’s principal business is that of a private investor. Maier Joshua Tarlow is the manager of 3i Management, LLC, the general partner of 3i, LP, and has sole voting control and investment discretion over securities beneficially owned directly or indirectly by 3i Management, LLC and 3i, LP. Mr. Tarlow disclaims any beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management, LLC.
(3)
The shares of common stock are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the "Master Fund"), and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC ("Armistice Capital"), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The shares of common stock are issuable only upon the exercise of warrants, which are subject to a beneficial ownership limitation that prohibits the Master Fund from exercising any portion of the warrants if such exercise would result in the Master Fund owning more than 4.99% of our outstanding common stock. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Ave, 7th Floor, New York, NY 10022. Assuming the application of the Maximum Percentage, the percentage of shares of common stock beneficially owned by Armistice Capital Master Fund Ltd. prior to the offering is 4.99%.
(4)
Cavalry Fund I Management LLC is the general partner of Cavalry Fund I LP and Cavalry Special Ops Fund LLC. As such, Cavalry Fund I Management LLC may be deemed to beneficially own (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) 219,335 shares of common stock. Thomas Walsh is the Manager of Cavalry Fund I Management LLC.  Each of Mr. Walsh, Calvary Fund I LP and Cavalry Special Ops Fund LLC disclaim beneficial ownership of these securities.
(5)
See footnote (4) above.
(6)
Represent a designee of the Advisor Warrant.
(7)
Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities reported herein that are held by Intracoastal.
(8)
Jeff Easton is the Managing Member of Lind Global Partners II, LLC, which is the General Partner of Lind Global Fund II LP, and in such capacity has the right to vote and dispose of the securities held by such entities. Mr. Easton disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein.

We are registering the shares under the Securities Act of 1933, as amended (the “Securities Act”), to give the selling stockholders the opportunity, if they so desire, to publicly sell the shares for their own accounts in such amounts and at such times and prices as each may choose. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the below listed shares of common stock owned by them. The registration of these shares does not require that any of the shares be offered or sold by the selling stockholders. The selling stockholders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices.

The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best-efforts basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in a prospectus supplement. Please see “Plan of Distribution.” The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the distribution of registered shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

No estimate can be given as to the amount or percentage of common stock that will be held by the selling stockholders after any sales made pursuant to this prospectus because the selling stockholders are not required to sell any of the shares being registered under this prospectus. The following table assumes that the selling stockholders will sell all of the shares included in this prospectus.

Transferees, successors and donees of identified selling stockholders will not be able to use this prospectus for resales until they are named in the table below by prospectus supplement or post-effective amendment. If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from holders named in this prospectus after the effective date of this prospectus.

Relationships with Selling Stockholders

Except for (a) the fact that the holders of the Advisor Warrants are employees of Wainwright which has acted as our placement agent in connection with the offerings of our securities, and (b) the ownership of our securities described in the footnotes to the table, the selling stockholders are investors who have had no position, office, or other material relationship (other than as purchasers of securities) with us or any of our affiliates within the past three years.

The information in the above table is as of the date of this prospectus. Information concerning the selling stockholders may change from time to time and any such changed information will be described in supplements to this prospectus if and when necessary.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon exercise of the Investor Warrants and the Advisor Warrants to permit the resale of these shares of common stock by the holders thereof, from time to time after the date of this prospectus. We will receive proceeds from the cash exercise of any Investor Warrants or Advisor Warrants. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders of the securities and any of their pledgees, assignees and successors-in-interest may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be affected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●
through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

●
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●
block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●
an exchange distribution in accordance with the rules of the applicable exchange;

●
privately negotiated transactions;

●
settlement of short sales;

●
in transactions through broker-dealers that agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●
a combination of any such methods of sale; and

●
any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock, as applicable, covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of preferred stock or common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock, estimated to be $22,924.28 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

We are currently authorized to issue 250,000,000 shares of common stock, par value $0.01 per share, 1,000,000 shares of convertible $0.01 preferred A stock, par value $0.01 per share, and 4,000 shares of Series B preferred stock, with a stated value of $1,000 per share. As of September 30, 2021, we had approximately 19,680,955 shares of common stock outstanding, held by approximately 211 shareholders of record, although we believe there to be approximately 4,932 beneficial owners of our common stock, and 63,750 shares of series A preferred stock outstanding held by one shareholder, and no shares of the series B preferred stock outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our shareholders. We have not provided for cumulative voting for the election of directors in our amended and restated articles of incorporation or amended bylaws. The holders of our common stock are entitled to receive ratably the dividends out of funds legally available if our board of directors, or Board, in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board may determine. The common stock is not entitled to redemption rights, preemptive rights, conversion rights, and it is not subject to any sinking fund provisions. The outstanding shares of common stock are fully paid and non-assessable. The outstanding shares of common stock are not liable to further call or to assessment by us. If we become subject to a liquidation event, dissolution or winding-up, the assets legally available for distribution to our shareholders would be distributable ratably among the holders of the common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock. The rights, powers, preferences and privileges of holders of common stock are subordinate to, and may be adversely affected by, the rights of the holders of shares of the preferred stock and any series of preferred stock which may be designated and issued in the future. No shareholders hold any registration rights.

Dividend Policy

Our Board has never declared or paid any cash dividends, and our Board does not currently intend to pay any cash dividends for the foreseeable future. Our Board expects to retain future earnings, if any, to fund the development and growth of the Company’s business. Any future determination to pay dividends will be at the discretion of our Board and will depend upon, among other factors, the Company’s financial condition, operating results, current and anticipated cash needs, plans for expansion and other factors that our Board may deem relevant.

Anti-Takeover Provisions of the Company’s Organizing Documents

Our amended and restated articles of incorporation and our amended bylaws include a number of provisions that could deter takeovers or delay or prevent changes in control, as well as changes in our Board or management team, including the following:

Authorized but Unissued Shares. The authorized but unissued shares of the common stock and preferred stock will be available for future issuance without shareholder approval, subject to applicable law and the rules of The Nasdaq Stock Market LLC. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions, and employee benefit plans. The existence of authorized but unissued shares of common stock or preferred stock may enable our Board to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

No Cumulative Voting. Our shareholders do not have the right to cumulate votes in the election of directors of our Board, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors of our Board to elect all of the directors standing for election, if they should so choose.

Shareholder Action; Special Meeting of Shareholders. Special meetings of our shareholders may be called only by a majority of our Board, thus prohibiting a shareholder from calling a special meeting, except that, pursuant to the Florida Business Corporation Act, or FBCA, § 607.072, shareholders holding 10% or more of the votes entitled to be cast may call a special meeting. These limitation might delay the ability of the Company’s shareholders to force consideration of a proposal.

Each of the foregoing provisions may make it more difficult for our existing shareholders to replace our Board as well as for another party to obtain control of us by replacing our Board. Since our Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing shareholders or another party to effect a change in management.

Anti-Takeover Provisions under Florida Law

We are governed by two provisions of the FBCA, which may deter or frustrate takeovers of Florida corporations.

The Florida Control Share Act (FBCA § 607.0902) generally provides that shares acquired in excess of certain specified thresholds, without first obtaining the approval of our Board, will not possess any voting rights unless such voting rights are approved by a majority of our disinterested shareholders.

The Florida Affiliated Transactions Act (FBCA § 607.0901) requires that, subject to certain exceptions, any affiliated transaction with a shareholder that owns more than 15% of the voting shares of the corporation, referred to as an “interested shareholder,” receive the approval of either the corporation’s disinterested directors or a supermajority vote of disinterested shareholders, or, absent either such approval, that a statutory “fair price” be paid to the shareholders in the transaction. The shareholder vote requirement is in addition to any shareholder vote required under any other section of the FBCA or our amended and restated articles of incorporation.

Limitation of Liability and Indemnification

Florida law also authorizes us to indemnify directors, officers, employees and agents under certain circumstances and to limit the personal liability of corporate directors for monetary damages, except that we may not indemnify a director or officer or advance expenses to a director or officer if a judgment or other final adjudication establishes that his or her actions were material to the cause of action so adjudicated and constitute: (a) willful or intentional misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder, (b) a transaction in which the director or officer derived an improper personal benefit, (c) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, or (d) in the case of a director, a circumstance under which the director would be liable under the FBCA for an unlawful distribution. Our amended bylaws do not provide for the indemnification of our current and former directors and officers, thus the only right of indemnification that our current and former directors and officers have is a right of indemnification should such director or officer succeed against a claim brought against them because they were a director or officer as set out under FBCA § 607.0852. We have obtained a directors’ and officers’ liability insurance policy covering its current and former directors and officers.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “TOMZ.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

LEGAL MATTERS

The validity of the common stock offered by this prospectus has been passed upon by Morgan, Lewis & Bockius LLP, Palo Alto, California.

EXPERTS

The financial statements of TOMI Environmental Solutions, Inc. as of December 31, 2020 and December 31, 2019, included in the Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by Wolinetz, Lafazan & Company, P.C., an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference. We have incorporated these financial statements by reference in reliance upon the report of Wolinetz, Lafazan & Company, P.C., given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 with respect to this offering of our common stock. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract, agreement or other document are summaries of the material terms of that contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed or incorporated by reference as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

We file periodic reports and other information with the SEC. Such periodic reports and other information are available for inspection at the website of the SEC referred to above. We maintain a website at http://www.tomimist.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on, or that may be obtained from, our website is not, and shall not be deemed to be, a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

(1)
our annual report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 30, 2021;

(2)
Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2021 and June 30, 2021;

(3)
Our Current Reports on Form 8-K filed with the SEC on February 17, 2021, March 30, 2021, May 17, 2021, August 3, 2021, August 16, 2021; and September 28, 2021,

(4)
the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-39574) filed with SEC on September 29, 2020, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made on or after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to TOMI Environmental Solutions, Inc., 8430 Spires Way, Suite N, Frederick, Maryland 21701; telephone number: (800) 525-1698. Copies of the above reports may also be accessed from our website at http://www.tomimist.com. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

1,606,888 Shares of Common Stock

Offered by the Selling Stockholders

Prospectus

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fee, which is actual) of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the shares of our common stock described in this registration statement.

SEC registration fee	$174.28
Accounting fees and expenses	$750.00
Legal fees and expenses	$20,000.00
Printing and related expenses	$--
Transfer agent and registrar fees	$2,000.00
Miscellaneous expenses	$--

Total expenses	$22,924.28

Item 15. Indemnification of Directors and Officers.

The FBCA, permits a Florida corporation to indemnify any person who may be a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against liability incurred in connection with such proceeding (including any appeal thereof) if the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful. In addition, a Florida corporation must indemnify against expenses incurred in connection with a proceeding by an individual who is or was a director or officer who was wholly successful, on the merits or otherwise, in the defense of such proceeding to which the individual was a party because he or she is or was a director or officer of the corporation.

The FBCA further permits a Florida corporation to indemnify any person who may be a party to a derivative action if such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding (including appeals), provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification shall be made for any claim, issue, or matter for which such person is found to be liable unless, and only to the extent that, the court determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court deems proper.

Moreover, the FBCA provides that a Florida corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred by a person who is or was a director or officer in connection with a proceeding described above if the director or officer in question delivers to the corporation a signed undertaking to repay any funds advanced if the director or officer is not entitled to mandatory indemnification on the basis that he or she was wholly successful or it is ultimately determined that the director or officer has not met the relevant standard of conduct, as described further below.

The FBCA provides that any indemnification made under the above provisions, unless pursuant to a court determination, may be made only after a determination that the person to be indemnified has met the standard of conduct described above. This determination is to be made by a majority vote of a quorum consisting of the disinterested directors of the board of directors, by duly selected independent legal counsel, or by a majority vote of the disinterested stockholders. The board of directors also may designate a special committee of disinterested directors to make this determination.

Notwithstanding the foregoing, the FBCA provides, in general, that no director shall be personally liable for monetary damages to our company or any other person for any statement, vote, decision to take or not to take action, or any failure to take action, as a director, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director’s breach of, or failure to perform, those duties constitutes any of the following: (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a circumstance under which the transaction at issue is one from which the director derived an improper personal benefit, either directly or indirectly, (iii) unlawful distributions, (iv) with respect to a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of a stockholder, conscious disregard for the best interest of the company, or willful or intentional misconduct, or (v) with respect to a proceeding by or in the right of someone other than the company or a stockholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. The term “recklessness,” as used above, means the action, or omission to act, in conscious disregard of a risk: (a) known, or so obvious that it should have been known, to the directors; and (b) known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

The FBCA further provides that the indemnification and advancement of payment provisions contained therein are not exclusive and it specifically empowers a corporation to, by means of a provision in its articles of incorporation, bylaws or any agreement, or by a vote of shareholders or disinterested directors, or otherwise, to obligate itself in advance of the act or omission giving rise to a proceeding to provide for any other or further indemnification or advancement of expenses, both for actions taken in an official capacity and for actions taken in other capacities while holding an office. Any provision that obligates a corporation to provide indemnification to the fullest extent permitted by law, like the one we have included in our bylaws, obligates the corporation to advance funds to pay for or reimburse expenses in accordance with the FBCA to the fullest extent permitted by law, unless such provision expressly provides otherwise. However, unless ordered by a court, a corporation may not indemnify a director or officer or advance expenses to a director or officer if a judgment or other final adjudication establishes that his or her actions were material to the cause of action so adjudicated and constitute: (a) willful or intentional misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder, (b) a transaction in which the director or officer derived an improper personal benefit, (c) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, or (d) in the case of a director, a circumstance under which the director would be liable under the FBCA for an unlawful distribution.

We have not adopted provisions in our amended bylaws providing that our current and former directors and officers shall be indemnified beyond the compulsory indemnification set out under the FBCA. The Company has obtained a directors’ and officers’ liability insurance policy covering its current and former directors and officers.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Restatement of the Registrant, effective October 6, 2009 (filed as Exhibit 3.1 to the Company’s 10-K, filed on March 30, 2021 and incorporated herein by reference.)
3.2
Articles of Amendment of Articles of Incorporation of the Registrant, effective October 24, 2011 (filed as Exhibit 3.2 to the Company’s 10-K, filed on March 30, 2021 and incorporated herein by reference.)

3.3
Articles of Amendment of Articles of Incorporation of the Registrant, effective September 10, 2020 (filed as Exhibit 3.3 to the Company’s 10-K, filed on March 30, 2021 and incorporated herein by reference.)

3.4	Amended Bylaws of the Registrant, adopted effective November 2, 2007 (filed as Exhibit 3.4 to the Company’s 10-K, filed on March 30, 2021 and incorporated herein by reference.)
3.5	Amendment to Amended Bylaws of the Registrant, adopted effective January 29, 2016 (filed as Exhibit 3.5 to the Company’s 10-K, filed on March 30, 2021 and incorporated herein by reference.)
4.1	Form of Common Stock Purchase Warrant (filed as Exhibit 4.1 to the Company’s 8-K, filed on September 28, 2021 and incorporated herein by reference.)
4.2	Form of Placement Agent Common Stock Purchase Warrant (filed as Exhibit 4.2 to the Company’s 8-K, filed on September 28, 2021 and incorporated herein by reference.)
5.1	Legal Opinion of Morgan, Lewis & Bockius, LLP (filed as Exhibit 5.1 to the Company’s 8-K, filed on September 28, 2021 and incorporated herein by reference.)
10.1
Form of Securities Purchase Agreement, dated as of September 26, 2021, between TOMI Environmental Solutions, Inc. and the purchasers named therein (filed as Exhibit 10.1 to the Company’s 8-K, filed on September 28, 2021 and incorporated herein by reference.)

23.1	Consent of Morgan, Lewis & Bockius (included in Exhibit 5.1)
23.2	Consent of Wolinetz, Lafazan & Company, P.C, independent registered public accounting firm
24.1	Powers of Attorney

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)
That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described under Item 15 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frederick, Maryland, on this 26th day of October 2021.

TOMI ENVIRONMENTAL SOLUTIONS, INC. By: /s/ Halden S. Shane Halden S. Shane Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Halden S. Shane and Nick Jennings and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same and all prospectus supplements, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ HALDEN S. SHANE	Chairman of the Board and Chief Executive Officer	October 26, 2021
Halden S. Shane	(Principal Executive Officer)

/s/ NICK JENNINGS	Chief Financial Officer (Principal	October 26, 2021
Nick Jennings	Financial and Accounting Officer)

/s/ WALTER C. JOHNSEN	Director	October 26, 2021
Walter C. Johnsen

/s/ KELLY J. ANDERSON	Director	October 26, 2021
Kelly J. Anderson

/s/ LIM BOH SOON	Director	October 26, 2021
Lim Boh Soon

/s/ ELISSA J. SHANE	Director	October 26, 2021
Elissa J. Shane